     ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

      Newport Management Corporation (the "Asserting Party") provides this assessment of compliance with respect to its performance of functions for the Applicable Servicing Criteria, as specified in Item
1122(d) of Regulation AB promulgated by the Securities and Exchange
Commission, in regards to the loans selected in the Platform for the following Period:

Platform:  Pools of loans, underlying publicly-issued residential mortgage-backed securities that were issued on or after January 1,
2006 by Aurora Loan Services, LLC ("Servicer"), on which escrow payments were disbursed in 2006, specifically Item 1122(d)(4)(xi), only as it relates to the "Applicable Servicing Criteria" described below, and as disclosed by Servicer to the Asserting Party (collectively,
"Eligible Loans", as identified in Schedule A).

Period:  As of and for the year ended December 31, 2006.

Applicable Servicing Criteria:  the servicing criteria which applies to the functions performed by the Asserting Party is set forth in Section
229.1122(d)(4)(xi) ("Applicable Servicing Criteria").  With respect to the Applicable Servicing Criteria, the Asserting Party performs the following limited functions:

1.      Processes the obligor's hazard insurance information it
receives and provides the Servicer with the applicable hazard insurance effective date, payment amount, and payee (collectively, "Insurance
Information");

2.       Provides the Insurance Information to Servicer no later than
5 days prior to the applicable expiration date as indicated in the
Insurance Information.

3        Disburses escrowed insurance payments to insurance
carriers on or before the applicable expiration date.

      With respect to the Platform, and with respect to the Period, the
Asserting Party provides the following assessment of its compliance in respect of the Applicable Servicing Criteria (as defined above):

      1.  The Asserting Party is responsible for assessing its
compliance with respect to the functions it performs for the
Applicable Servicing Criteria.

      2.  The Asserting Party has assessed its compliance with respect to the functions it performs for the Applicable Servicing Criteria.

      3.  Other than as identified on Schedule B hereto, as of and for the Period, the Asserting Party was in material compliance with respect to the functions it performs for the Applicable Servicing Criteria.

      KPMG, LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Asserting Party's foregoing assessment of compliance.

NEWPORT MANAGEMENT CORPORATION

By: /s/ Mark A. McElroy
   -------------------------------
Its: Executive Vice President

Dated: February 27, 2007

           SCHEDULE A

        ELIGIBLE SECURITIES

Investor  Active   Zero   Grand
Id         Loan    UPB    Total

F20         46       4       50
F21         43       7       50
F22         8                 8
F23         48       2       50
F25         47       3       50
F26         49       1       50
F27         42               42
F28         45       5       50
F29                  2        2
F30         45       5       50
F31         50               50
F32         42       8       50
F33         48       2       50
F35         50               50
F36         46       2       48
F38         47       3       50
F39         34               34
F40                  10      10
F41         49       1       50
F42         3                 3
F43         48       2       50
F44         48       2       50
F45         47       3       50
F46         17       1       18
F47         49       1       50
F48         49       1       50
F49         28               28
F53         48       2       50
F54         48       2       50
F55         49       1       50
F56         50               50
F58         50               50
F60         46       4       50
F61         48       2       50
F63         49       1       50
F64         32       1       33
F65         48       2       50
F66         49       1       50
F67         50               50
F68         20       2       22
F70         49       1       50
F72         50               50
F73         47       3       50
F74         50               50
F75         50               50
F76         45       5       50
F78         49       1       50
F79         50               50
F80         24               24
F81         47               47
F82         49               49
F83         50               50
F85         49       1       50
F86         50               50
F87         18               18
F90         50               50
F91         23               23
F92         2                 2
F93         5                 5
F94         40               40
Grand
Total     2412       94    2506

           SCHEDULE A - Continued

Exhibit maintained at the office of the depositor

                        SCHEDULE B

          MATERIAL INSTANCES OF NONCOMPLIANCE

No Material instances of noncompliance:  Newport Management
Corporation has complied, in all material respects, with the aforementioned criterion as of and for the year ended December
31, 2006.